UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2023

LCI INDUSTRIES

(Exact name of registrant as specified in its charter)

Delaware	001-13646		13-3250533

(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

3501 County Road 6 East,	Elkhart,	Indiana	46514

(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code:			(574)	535-1125

N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	LCII	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 23, 2023, LCI Industries (the “Company”) and certain of its subsidiaries entered into an Amendment No. 5 (the “Amendment”) which amends the Company’s existing Fourth Amended and Restated Credit Agreement (the “Amended Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, and the other bank lenders to, among other things, provide for the transition from the London Inter-Bank Offered Rate (“LIBOR”) to the Secured Overnight Financing Rate (“SOFR”) as the benchmark rate for purposes of calculating interest on outstanding borrowings and related conforming changes. Under the Amended Credit Agreement, borrowings in U.S. Dollars will bear interest at either (a) a bate rate plus an applicable margin ranging from 0.000% to 0.875% based on the Company’s total net leverage ratio or (b) a term SOFR rate for an interest period selected by the Company plus a credit spread adjustment of 0.10% (as the index rate instead of LIBOR) plus an applicable margin ranging from 0.875% to 1.875%, based on the Company’s total net leverage ratio. Foreign currency borrowings bear interest at an index rate available in such currencies with the same additional interest margins applicable to the term SOFR rate, in each case also based upon the Company’s total net leverage ratio.

The Amendment also provides for adjustments to certain of the financial covenants applicable under the Amended Credit Agreement by increasing the maximum total net leverage ratio and decreasing the minimum debt service coverage ratio, in each case for two fiscal quarters. Specifically, the Company shall not permit the total net leverage ratio to exceed (i) 3.00:1.00 as of the last day of each fiscal quarter ending prior to June 30, 2023, (ii) 4.00:1.00 as of the last day of the fiscal quarter ending June 30, 2023, (iii) 4.25:1.00 as of the last day of the fiscal quarter ending September 30, 2023 and (iv) 3.00:1.00 as of the last day of each fiscal quarter ending on or after December 31, 2023. In addition, the Company shall not permit the debt service coverage ratio to be less than (i) 2.00:1.00 at the conclusion of the twelve-month period ending on the last day of each fiscal quarter ending prior to June 30, 2023, (ii) 1.50:1.00 at the conclusion of the twelve-month period ending on the last day of the fiscal quarter ending June 30, 2023, (iii) 1.15:1.00 at the conclusion of the twelve-month period ending on the last day of fiscal quarter ending September 30, 2023 and (iv) 2.00:1.00 at the conclusion of the twelve-month period ending on the last day of each fiscal quarter ending on or after December 31, 2023.

The foregoing description of the Amendment is a summary of the material terms, does not purport to be complete, and is qualified in its entirety by reference to the Amendment, which includes the Amended Credit Agreement, marked to show changes made by the Amendment, as Exhibit A to the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index:

10.1    Amendment No. 5 to Fourth Amended and Restated Credit Agreement, dated as of May 23, 2023, by and among LCI Industries, Lippert Components, Inc., LCI Industries B.V., LCI Industries Pte. Ltd., each other Subsidiary of the Company listed on the signature pages thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCI INDUSTRIES
(Registrant)

By: /s/ Lillian D. Etzkorn Lillian D. Etzkorn Chief Financial Officer

Dated:	May 24, 2023